EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BioTime, Inc.
Berkeley, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 333-109442), Form S-3 (No. 333-99205) and Form S-8 (Nos. 33-56766, 33-88968, 333-30603, 333-101651, and 333-122844) of BioTime, Inc. of our report dated February 18, 2005, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO SEIDMAN, LLP
San Francisco, California

March 30, 2005